Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
AML COMMUNICATIONS, INC.
a Delaware corporation

ARTICLE I
CORPORATE OFFICES

SECTION 1.   Registered Office.  Pursuant to these bylaws, as may be amended or amended and restated from time to time (the “Bylaws”), the president of AML Communications, Inc., a Delaware corporation (the “Corporation”) shall from time to time designate the registered office and the registered agent of the Corporation.

SECTION 2.   Other Offices.  The board of directors of the Corporation (the “Board”) may at any time establish other corporate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II
STOCKHOLDERS

SECTION 1.   Place of Meetings.  All meetings of stockholders shall be held at the principal office of the Corporation or at such other place as may be named in the notice.  Notwithstanding the foregoing, the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law.

SECTION 2.   Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the Board or an officer designated by the Board may determine.  If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as convenient.

SECTION 3.   Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called at any time by the president or a majority of the Board.  A special meeting of stockholders shall be called by the secretary, upon written request, stating the purpose of the meeting, of stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 4.   Remote Communication.  For the purposes of these Bylaws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of the stockholders may, by means of remote communication: participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 5.   Notice of Meetings and Waiver.  Except where some other notice is required by law, notices of meetings of the stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meetings and the purposes for which the meeting is called, shall be given by the secretary under the direction of the Board or the president, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder of record entitled to vote at such meeting.  If the Board has chosen to make a list of stockholders available on an electronic network, the notice shall provide the information required to gain access to such list.  Notice to stockholders may be given in writing or by electronic transmission as permitted pursuant to this Section 5.  If given in writing, notice shall be given personally to each stockholder or left at such stockholder’s residence or usual place of business or mailed postage prepaid and addressed to the stockholder at such stockholder’s address as it appears upon the records of the Corporation.  In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the president or the Board.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Whenever notice is required to be given under any provision of the Delaware General Corporation Law, as amended (the “DGCL”) or of the Certificate of Incorporation of the Corporation, as the same may be amended or amended and restated from time to time (the “Certificate of Incorporation”) or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Except as required by the DGCL, notice of any adjourned meeting of the stockholders shall not be required.

Any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given to the extent permitted by applicable law.  Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the secretary or assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this Section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 6.   Record Date.  The Board may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to consent to Corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action.  Such record date shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days before any other action to which such record date relates.  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 7.   Voting List.  The officer who has charge of the stock ledger of the Corporation shall make or have made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting either on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share or shares on the part of another person not in the stock ledger, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 8.   Quorum of Stockholders.  Unless otherwise provided in the Certificate of Incorporation of the Corporation, at any meeting of the stockholders, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors present in person or represented by proxy, shall constitute a quorum for the consideration of any question, but in the absence of a quorum a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the votes properly cast shall, except where a different vote is required by law, by the Certificate of Incorporation or by these Bylaws, decide any question brought before such meeting.  Any election by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 9.   Proxies and Voting.  Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the DGCL.

SECTION 10.   Conduct of Meeting.  Meetings of the stockholders shall be presided over by the chairperson of the Board, if any, or in the absence of the chairperson of the Board by the vice-chairperson of the Board, if any, or in the absence of the vice-chairperson of the Board by the president, or in the absence of the president by a vice-president, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting.  The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.

The Board may adopt such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 11.   Action Without Meeting.  Except as otherwise provided in the Certificate of Incorporation or in the DGCL, any action required by this Article II to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

ARTICLE III
DIRECTORS

SECTION 1.   General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board, who may exercise all of the powers of the Corporation that are not by law required to be exercised by the stockholders.  In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled.

SECTION 2.   Number of Directors.  The number of directors may be amended from time to time by amendment to the Certificate of Incorporation or by resolution adopted by affirmative vote of a majority of the whole Board.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

SECTION 3.   Election.  Unless otherwise provided in the Certificate of Incorporation, the directors shall be elected by a majority vote of the outstanding shares of the Corporation.  Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

SECTION 4.   Vacancies.  Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director or by a majority vote of the outstanding shares of the Corporation.  Each director so chosen to fill a vacancy shall serve for a term determined in the manner provided in the Certificate of Incorporation and the DGCL.  If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

SECTION 5.   Resignation.  Any director may resign at any time by giving notice to the Corporation in writing or by electronic transmission.  Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the chairperson of the Board, if any, the president or the secretary.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

SECTION 6.   Removal.  Directors may be removed from office (with or without cause) by a majority vote of the outstanding shares of the Corporation, or as otherwise provided in the Certificate of Incorporation and the DGCL.   No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

SECTION 7.   Committees.  The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.  The Board shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

Any such committee, to the extent permitted by law and to the extent provided in a resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

A majority of all the members of any such committee may fix its rules of procedure, determine its actions and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide.  Each committee shall keep regular minutes of its meetings and make such reports as the Board may from time to time request.

SECTION 8.   Meetings of the Board.  Regular meetings of the Board may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine.  A regular meeting of the Board may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board is elected.

Special meetings of the Board may be held at any place either within or without the State of Delaware at any time when called by the chairperson of the Board, if any, the president, the secretary, if any, or two or more directors.  Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by waiver in the manner provided in these Bylaws for waiver of notice by stockholders.  Notice may be given by, or by a person designated by, the secretary, the person or persons calling the meeting, or the Board.  No notice of any adjourned meeting of the Board shall be required.  In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, by telegram or fax at least forty-eight hours before the meeting, addressed to such director at his or her usual or last known business or home address, by electronic mail at least forty-eight hours before the meeting, when directed to an electronic mail address at which the director has consented to receive notice, or by any other form of electronic transmission, when directed to the director at least forty-eight hours before the meeting.

Directors or members of any committee may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 9.   Quorum and Voting.  A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except where a different vote is required by law, by the Certificate of Incorporation or by these Bylaws.

SECTION 10.   Compensation.  The Board may fix fees for their services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11.   Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting and without notice if all members of the Board or of such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board or of such committee.  Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS

SECTION 1.   Titles.  The officers of the Corporation shall consist of a president, a secretary, a treasurer and such other officers with such other titles as the Board shall determine, who may include without limitation a chairperson of the Board, a vice-chairperson of the Board and one or more vice-presidents, assistant treasurers or assistant secretaries.

SECTION 2.   Election and Term of Office.  The officers of the Corporation shall be elected from time to time by the Board to hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

SECTION 3.   Qualification.  Unless otherwise provided by resolution of the Board, no officer, other than the chairperson or vice-chairperson of the Board, need be a director.  No officer need be a stockholder.  Any number of offices may be held by the same person, as the Board shall determine.

SECTION 4.   Removal.  Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board.  Unless otherwise provided in a resolution of the Board, the president may remove, with or without cause, at any time, any officer of the Corporation, not including the chairperson or any vice-chairpersons of the Board.

SECTION 5.   Resignation.  Any officer may resign by delivering a written notice to the Corporation at its principal office or to the chairperson of the Board, if any, the president or the secretary.  Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the chairperson of the Board, if any, the president or the secretary.

SECTION 6.   Vacancies.  The Board, the chairperson of the Board, if any, or the president may at any time fill any vacancy occurring in any office for the unexpired portion of the term or may leave unfilled any office other than those of president, treasurer and secretary.

SECTION 7.   Powers and Duties.  The officers of the Corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board, or, in the case of any officer other than the president, the president, and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board are inconsistent therewith.

SECTION 8.   President and Vice-Presidents.  Except to the extent that such duties are assigned by the Board to the chairperson of the Board, or in the absence of the chairperson or in the event of the chairperson’s inability or refusal to act, the president shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board are carried into effect.  The president shall preside at each meeting of the stockholders and the Board unless a chairperson or vice-chairperson of the Board is elected by the Board and is assigned the duty of presiding at such meetings.

The Board may assign to any vice-president the title of executive vice-president, senior vice-president or any other title selected by the Board.  In the absence of the president or in the event of the president’s inability or refusal to act, the duties of the president shall be performed by the executive vice-president, if any, senior vice-president, if any, or vice-president, if any, in that order (and, in the event there be more than one person in any such office, in the order of their length of time spent in such office), and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the president.

SECTION 9.   Secretary and Assistant Secretaries.  The secretary shall attend all meetings of the Board and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal, which the secretary or any assistant secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures.  The Board may give general authority to any other officer to affix and attest the seal of the Corporation.

Any assistant secretary, or any other officer, employee or agent designated by the Board, the chairperson of the Board or the president, may, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary.

SECTION 10.   Treasurer and Assistant Treasurers.  The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or pursuant to resolution of the Board.  The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the chairperson of the Board, if any, or the president, taking proper vouchers for such disbursements, and shall render to the chairperson of the Board, if any, the president and the Board, at its regular meetings or whenever they may require it, an account of all transactions and of the financial condition of the Corporation.

Any assistant treasurer, or any other officer, employee or agent designated by the Board, the chairperson of the Board or the president, may, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer.

SECTION 11.   Bonded Officers.  The Board may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board upon such terms and conditions as the Board may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the Corporation of all property in his or her possession or control belonging to the Corporation.

ARTICLE V
STOCK

SECTION 1.   Certificates of Stock.  Unless otherwise provided by the Board, the shares of the Corporation shall be represented by certificates.  One or more stock certificates, signed by (i) the chairperson or vice-chairperson of the Board or the president or a vice-president and (ii) the treasurer or an assistant treasurer or the secretary or an assistant secretary, shall be issued to each stockholder certifying the number of shares owned by the stockholder in the Corporation.  Any or all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws, or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. If the Corporation is authorized to issue more than one class or series of stock, each certificate for shares of stock shall have conspicuously noted on the face or back of the certificate a statement that the Corporation will furnish without additional charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.   Transfers of Shares of Stock.  Subject to the restrictions, if any, stated or noted on a stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.  The Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.  The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

SECTION 3.   Lost Certificates.  A new stock certificate may be issued in the place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon such terms in conformity with law as the Board shall prescribe.  The Board may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate.

SECTION 4.   Fractional Share Interests.  The Corporation may, but shall not be required to, issue fractions of a share.  If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation.  The Board may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board may impose.

SECTION 5.   Dividends.  The directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

SECTION 6.   Partially Paid Shares.  The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

ARTICLE VI
INDEMNIFICATION

SECTION 1.            Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these Bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such person; provided that any standard of conduct applicable to whether a director or officer may be indemnified shall be equally applicable to an employee or agent under this Article VI.  The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or crossclaim, unless the proceeding was authorized by the Board.

For purposes of this Article VI:  (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee; and (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” for purposes of this Article VI.

SECTION 2.            Prepayment of Expenses.  The Corporation shall pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VI or otherwise.

SECTION 3.            Claims.  If a claim for indemnification or payment of expenses under this Article VI is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 4.            Non-Exclusivity of Rights.  The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5.            Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

SECTION 6.            Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
GENERAL PROVISIONS

SECTION 1.   Fiscal Year.  Except as otherwise designated from time to time by the Board, the fiscal year of the Corporation shall begin on the first day of January and end on the last day of December.

SECTION 2.   Seal.  The Corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board, and may use the same by causing it or a facsimile thereof, to be impressed or axed or in any other manner reproduced.

SECTION 3.   Execution of Instruments.  The president, the treasurer, and the secretary, and each other person authorized by the Board, shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts, and other orders for the payment of money. In addition, the Board, the president, the treasurer, and the secretary may expressly delegate such powers to any other officer or agent of the Corporation.

SECTION 4.   Voting of Securities.  The president, the treasurer, and the secretary, and each other person authorized by the Board, each acting singly, may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at any meeting of stockholders or owners of other interests of any other corporation or organization the securities of which may be held by the Corporation.  In addition, the Board, the president and the treasurer may expressly delegate such powers to any other officer or agent of the Corporation.

SECTION 5.   Evidence of Authority.  A certificate by the secretary, an assistant secretary or a temporary secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

SECTION 6.   Books and Records.  The books and records of the Corporation shall be kept at such places within or without the State of Delaware as the Board may from time to time determine.

SECTION 7.   Amendments.  Subject to the vote of the holders of any class or series of capital stock of the Corporation required by the DGCL or by the Certificate of Incorporation, the Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.